Exhibit 99.1
EXPENSIFY ANNOUNCES Q1 2025 RESULTS
Total interchange derived from the Expensify Card grew to $5.1 million, an increase of 43% as compared to the same period last year.

PORTLAND, Ore.--(BUSINESS WIRE)--May 8, 2025-- Expensify, Inc. (Nasdaq: EXFY), a payments superapp that helps individuals and businesses around the world simplify the way they manage money across expenses, corporate cards and bills, today released a letter to shareholders from Founder and CEO David Barrett alongside results for its quarter ended March 31, 2025.

A Message From Our Founder

Q1'25 was another strong quarter. Though seasonally affected as expected, on an annual basis this quarter saw an 8% increase in revenue, 43% increase in interchange, 38% increase in cash from operating activities and 75% increase in free cash flow from the same quarter last year. In fact, this quarter produced $4.8 million of cash from operating activities and $9.1 million in FCF – over 50% of the bottom end of our FCF forecast for the entire year. As such we are increasing our full year 2025 FCF guidance to $17.0 million - $21.0 million.

On top of that strong performance was a 166% increase in quarterly travel bookings, which is now fully launched to all customers and seeing strong pickup from customers new and old. Indeed, though still very early days, we're seeing companies adopt travel at over twice the rate they adopted the Expensify Card at launch.

Our main effort for Q1'25 was in preparing for the upcoming F1 premier on June 25th, in which Expensify is the top sponsor of Brad Pitt's F1 team. This is Apple's largest movie launch to date, and we are extremely excited for the visibility we will get in the movie and lead up advertising: this gives us incredible exposure on a global basis, and we believe it is possibly one of the best brand placement opportunities ever. Accordingly, we are battening down the hatches in preparation for what we hope will be a wave of new leads that puts our servers, sales team, and customer success to the test.

Finally, we are executing on the Concierge AI plan held out last quarter, adding the ability to not just resolve basic violations using natural language chat (via email or SMS, without even needing to open the app), but also giving Concierge actual voice with a "Talk to Concierge" button that lets you speak directly to the AI out loud.

All in all, it was another solid quarter relative to last year, despite a challenging backdrop. We couldn't be more excited for what's coming next. See you in theaters June 25th!

-david
Founder and CEO of Expensify

Exhibit 99.1
First Quarter 2025 Highlights
Financial:
•Revenue was $36.1 million, an increase of 8% compared to the same period last year.
•Generated $4.8 million of cash from operating activities.
•Free cash flow was $9.1 million.
•Net loss was $3.2 million, compared to $3.8 million for the same period last year.
•Non-GAAP net income was $4.8 million.
•Adjusted EBITDA was $8.4 million.
•Total interchange derived from the Expensify Card grew to $5.1 million, an increase of 43% compared to the same period last year.
•See Financial Outlook section for Free Cash Flow guidance for fiscal year ending December 31, 2025.
Business:
•Paid members - Paid members were 657,000, a decrease of 5% from the same period last year.
•Expensify Travel - Expensify travel saw a 166% Q/Q increase in quarterly travel bookings.
•Pricing - The company announced an update to its Collect plan pricing: a simple, transparent flat rate of $5 per member per month.

Exhibit 99.1
Financial Outlook
Expensify's outlook statements are based on current estimates, expectations and assumptions and are not a guarantee of future performance. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below. There can be no assurance that the Company will achieve the results expressed by this guidance.

Free Cash Flow
Expensify estimates Free Cash Flow of $17.0 million to $21.0 million for the fiscal year ending December 31, 2025.

The Company does not provide a reconciliation for free cash flow estimates on a forward-looking basis because it is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of net cash provided by operating activities and certain reconciling items on a forward-looking basis, which could be significant to the Company's results.

Stock Based Compensation Expense
An estimate of expected stock-based compensation expense for the next four fiscal quarters is as follows, which is driven primarily by the pre-IPO grant of RSUs issued to all employees (which vest quarterly over eight years with approximately four years remaining).

Est. stock-based compensation expense (millions)

	Q2 2025		Q3 2025		Q4 2025		Q1 2026
	Low	High	Low	High	Low	High	Low	High
Cost of revenue, net	$2.2	$3.0	$2.1	$2.9	$2.0	$2.8	$1.9	$2.7
Research and development	1.8	2.4	1.7	2.3	1.6	2.2	1.5	2.1
General and administrative	1.2	1.6	1.1	1.5	1.0	1.4	1.0	1.4
Sales and marketing	0.7	0.9	0.7	0.9	0.7	0.9	0.7	0.9
Total	$5.9	$7.9	$5.6	$7.6	$5.3	$7.3	$5.1	$7.1

Availability of Information on Expensify’s Website
Investors and others should note that Expensify routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Expensify Investor Relations website at https://ir.expensify.com. While not all of the information that the Company posts to its Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in Expensify to review the information that it shares on its Investor Relations website.

Conference Call
Expensify will host a video call to discuss the financial results and business highlights at 2:00 p.m. Pacific Time today. An investor presentation and the video call information is available on Expensify’s Investor Relations website at https://ir.expensify.com. A replay of the call will be available on the site for three months.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we provide certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP net loss, and free cash flow.

We believe our non-GAAP financial measures are useful in evaluating our business, measuring our performance, identifying trends affecting our business, formulating business plans and making strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in

Exhibit 99.1
understanding and evaluating our results of operations in the same manner as our management team. These non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled metrics or measures presented by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in our industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. All of these limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and to not rely on any single financial measure to evaluate our business. A reconciliation of each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is at the end of this press release.

Adjusted EBITDA. We define adjusted EBITDA as net loss excluding provision for income taxes, other income (expenses), net, depreciation and amortization, and stock-based compensation expense.

Non-GAAP net income. We define non-GAAP net income as net loss excluding stock-based compensation expense.

Free cash flow. We define free cash flow as net cash provided by operating activities excluding changes in settlement assets and settlement liabilities, which represent funds held for customers and customer funds in transit, respectively, reduced by the purchases of property and equipment and software development costs.

The tables at the end of the Condensed Consolidated Financial Statements provide reconciliations to the most directly comparable GAAP financial measure to each of these non-GAAP financial measures.

Forward-Looking Statements
Forward-looking statements in this press release, or made during the earnings call, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1955. These statements include statements regarding our strategy, future financial condition, future operations, future cash flow, projected costs, prospects, plans, objectives of management and expected market growth, product developments and their potential impact and our stock-based compensation estimates and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “ambition,” “objective,” “seeks,” “outlook,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the impact on inflation on us and our members; our borrowing costs, which have and may continue to increase as a result of increases in interest rates; our expectations regarding our financial performance and future operating performance; our ability to attract and retain members, expand usage of our platform, sell subscriptions to our platform and convert individuals and organizations into paying customers; the timing and success of new features, integrations, capabilities and enhancements by us, or by competitors to their products, or any other changes in the competitive landscape of our market; the amount and timing of operating expenses that we may incur to maintain and expand our business and operations to remain competitive; the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs; our ability to make required payments under and to comply with the various requirements of our current and future indebtedness; our cash flows, the prevailing stock prices, general economic and market conditions and other considerations that could affect the specific timing, price and size of repurchases under our stock repurchase program or our ability to fund any stock repurchases; geopolitical tensions, including the war in Ukraine and the conflict in Israel, Gaza and surrounding areas; our ability

Exhibit 99.1
to effectively manage our exposure to fluctuations in foreign currency exchange rates; the size of our addressable markets, market share and market trends; anticipated trends, developments and challenges in our industry, business and the highly competitive markets in which we operate; any adverse impact on our business operations as a result of using artificial intelligence or other machine learning technologies in our services; our expectations regarding our income tax liabilities and the adequacy of our reserves; our ability to effectively manage our growth and expand our infrastructure and maintain our corporate culture; our ability to identify, recruit and retain skilled personnel, including key members of senior management; the safety, affordability and convenience of our platform and our offerings; our ability to successfully defend litigation brought against us; our ability to successfully identify, manage and integrate any existing and potential acquisitions of businesses, talent, technologies or intellectual property; general economic conditions in either domestic or international markets, including geopolitical uncertainty and instability, and their effects on software spending; our ability to protect against security incidents, technical difficulties, or interruptions to our platform; our ability to maintain, protect and enhance our intellectual property; the impact of tariffs and global trade disruptions on us, our customers and our vendors, including the impact on inflation, supply chains and consumer sentiment; and other risks discussed in our filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

About Expensify
Expensify is a payments superapp that helps individuals and businesses around the world simplify the way they manage money. More than 12 million people use Expensify's free features, which include corporate cards, expense tracking, next-day reimbursement, invoicing, bill pay, and travel booking in one app. All free. Whether you own a small business, manage a team, or close the books for your clients, Expensify makes it easy so you have more time to focus on what really matters.

Investor Relations Contact
Nick Tooker
investors@expensify.com
Press Contact
James Dean
press@expensify.com

Expensify, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands, except share data)

	As of March 31,	As of December 31,
	2025	2024
Assets
Cash and cash equivalents	$59,627	$48,772
Accounts receivable, net	12,555	12,701
Settlement assets, net	50,038	42,406
Prepaid expenses	11,499	12,089
Other current assets	19,992	20,908
Total current assets	153,711	136,876
Capitalized software, net	15,232	16,232
Property and equipment, net	13,482	13,621
Lease right-of-use assets	5,269	5,441
Deferred tax assets, net	505	499
Other assets	1,037	1,011
Total assets	$189,236	$173,680
Liabilities and stockholders' equity
Accounts payable	$526	$196
Accrued expenses and other liabilities	9,732	8,240
Lease liabilities, current	738	729
Settlement liabilities	36,265	28,845
Total current liabilities	47,261	38,010
Lease liabilities, non-current	5,558	5,738
Other liabilities	1,766	1,689
Total liabilities	54,585	45,437
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.0001; 10,000,000 shares authorized as of March 31, 2025 and December 31, 2024; no shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Common stock, par value $0.0001
Class A common stock; 1,000,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 80,380,404 and 79,471,414 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively
LT10 common stock; 21,871,197 shares authorized as of March 31, 2025 and December 31, 2024; 4,209,827 shares issued and outstanding as of March 31, 2025 and December 31, 2024
LT50 common stock; 24,967,114 shares authorized as of March 31, 2025 and December 31, 2024; 7,793,436 and 7,695,524 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively
	9	9
Additional paid-in capital	288,639	279,062
Accumulated deficit	(153,997)	(150,828)
Total stockholders' equity	134,651	128,243
Total liabilities and stockholders' equity	$189,236	$173,680

Expensify, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Revenue	$36,074	$33,535
Cost of revenue, net (1)	17,832	14,584
Gross margin	18,242	18,951
Operating expenses:
Research and development (1)	5,358	5,929
General and administrative (1)	10,829	11,431
Sales and marketing (1)	3,542	3,384
Total operating expenses	19,729	20,744
Loss from operations	(1,487)	(1,793)
Other income (expenses), net	324	(954)
Loss before income taxes	(1,163)	(2,747)
Provision for income taxes	(2,006)	(1,034)
Net loss	$(3,169)	$(3,781)
Net loss per share:
Basic and diluted	$(0.03)	$(0.04)
Weighted average shares of common stock used to compute net loss per share:
Basic and diluted	91,501,083	85,141,411

(1)Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2025	2024
Cost of revenue, net	$3,039	$2,932
Research and development	2,402	2,749
General and administrative	1,572	1,703
Sales and marketing	977	140
Total stock-based compensation expense	$7,990	$7,524

Expensify, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(3,169)	$(3,781)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,983	1,423
Reduction of operating lease right-of-use assets	138	136
Loss on impairment, receivables and sale or disposal of equipment	156	337
Stock-based compensation expense	7,990	7,524
Amortization of original issue discount and debt issuance costs	11	11
Deferred tax assets	(6)	(9)
Changes in assets and liabilities:
Accounts receivable, net	53	139
Settlement assets, net	(12,217)	(6,120)
Prepaid expenses	590	1,270
Other current assets	150	171
Other assets	(26)	(124)
Accounts payable	330	(260)
Accrued expenses and other liabilities	1,462	1,044
Operating lease liabilities	(137)	34
Settlement liabilities	7,420	1,570
Other liabilities	77	106
Net cash provided by operating activities	4,805	3,471
Cash flows from investing activities:
Software development costs	(498)	(2,829)
Net cash used in investing activities	(498)	(2,829)
Cash flows from financing activities:
Principal payments of finance leases	(34)	(31)
Principal payments of outstanding debt	—	(37)
Payments for debt issuance costs	—	(8)
Repurchases of early exercised stock options	—	(32)
Proceeds from common stock purchased under Matching Plan	1,151	914
Proceeds from issuance of common stock on exercise of stock options	91	39
Net cash provided by financing activities	1,208	845
Net increase in cash and cash equivalents and restricted cash	5,515	1,487
Cash and cash equivalents and restricted cash, beginning of period	90,834	96,658
Cash and cash equivalents and restricted cash, end of period	$96,349	$98,145
Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$454
Cash paid for income taxes	$585	$1,164
Noncash investing and financing items:
Stock-based compensation capitalized as software development costs	$239	$915
Purchases of property and equipment and capitalized software in accounts payable and accrued expenses	$174	$223
Reconciliation of cash and cash equivalents and restricted cash to the Condensed Consolidated Balance Sheets
Cash and cash equivalents	$59,627	$49,340
Restricted cash included in other current assets	19,225	24,267
Restricted cash included in settlement assets, net	17,497	24,538
Total cash, cash equivalents and restricted cash	$96,349	$98,145

Expensify, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands, except percentages)
Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended March 31,
	2025	2024
Net loss	$(3,169)	$(3,781)
Net loss margin	(9)%	(11)%
Add:
Provision for income taxes	2,006	1,034
Other (income) expenses, net	(324)	954
Depreciation and amortization	1,943	1,383
Stock-based compensation expense	7,990	7,524
Adjusted EBITDA	$8,446	$7,114
Adjusted EBITDA margin	23%	21%

Non-GAAP Net Income and Non-GAAP Net Income Margin

	Three Months Ended March 31,
	2025	2024
Net loss	$(3,169)	$(3,781)
Net loss margin	(9)%	(11)%
Add:
Stock-based compensation expense	7,990	7,524
Non-GAAP net income	$4,821	$3,743
Non-GAAP net income margin	13%	11%

Free Cash Flow and Free Cash Flow Margin

	Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$4,805	$3,471
Operating cash flow margin	13%	10%
(Increase) decrease in changes in assets and liabilities:
Settlement assets	12,217	6,120
Settlement liabilities	(7,420)	(1,570)
Less:
Software development costs	(498)	(2,829)
Free cash flow	$9,104	$5,192
Free cash flow margin	25%	15%